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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Met-Coil Systems Corporation on Form S-8 of our reports dated September 12, 1996 and May 29, 1996, appearing in the Annual Report on Form 10-K of Met-Coil Systems Corporation for the year ended May 31, 1996 and in the Annual Report on Form 11-K of Met-Coil Retirement Plan for the year ended December 31, 1995, respectively.


Deloitte & Touche LLP


Cedar Rapids, Iowa
December 11, 1996